PUBLIC TRUST TIDELANDS LEASE

STATE OF MISSISSIPPI

COUNTY OF HINDS

     THIS AGREEMENT, made and entered into this the 4th day of February, 1999, by and between the SECRETARY OF STATE, with the approval of the GOVERNOR, for and on behalf of the STATE OF
MISSISSIPPI, hereinafter referred to as "LESSOR," and the BEAU RIVAGE RESORTS, INC., a Mississippi Corporation registered to do and doing business in the State of Mississippi, hereinafter referred to as "LESSEE."

                            WITNESSETH:

     THAT FOR THE TERM and in consideration of the rentals hereinafter set forth, and covenants, conditions, and obligations to be observed and performed by LESSEE, LESSOR does hereby lease and rent unto LESSEE, pursuant to the authority of MISS. CODE ANN. 29-1-107, the following described submerged land or tideland, hereinafter referred to as SAID PROPERTY, to-wit:

A parcel of land situated in the City of Biloxi, Second Judicial
District, Harrison County, Mississippi, being more particularly described as follows, to wit:

Commence at a concrete monument denoting the intersection of the north margin of U.S. Highway 90 with the East margin of I-110 Loop; thence run South 07 degrees 06'47" East, for a distance of 148.69 feet to a point; thence run South 01 degree 29'12" East, for a distance of 369.79 feet to the POINT OF BEGINNING; thence run South 60 degrees 54'54" East, for a distance of 32.09 feet to a point; thence run South 77 degrees 05'04" East, for a distance of 14.68 feet to a point; thence run South 0 degrees 00'00" East, for a distance of 136.77 feet to a point; thence run North 89 degrees 33'38" East, for a distance of 359.69 feet to a point; thence run South 0 degrees 23'14" West for a distance of 90.0 feet to a point; thence run South 89 degrees 36'46" East, for a distance of 803.37 feet to a point; thence run North 89 degrees 32'32" East, for a distance of 36.95 feet to a point; thence South 0 degrees 22'47" West, for a distance of 343.89 feet to a point; thence run North 89 degrees 36'46" West, for a distance of 732.82 feet to a point; thence run North 83 degrees 38'45" West, for a distance of 495.89 feet to a point; thence run North 01 degrees 29'12" West, for a distance of 532.25 feet to the POINT OF BEGINNING, containing 450,000 Square Feet, or 10.33 acres, approximately.

1.   TERM.

     The primary term of this lease shall be for thirty (30) years, beginning on the date of the opening of the casino or March 31, 1999, whichever occurs sooner. If LESSEE has complied

                           Exhibit 10.73
with all material terms, covenants, conditions, and obligations of this lease, as of the expiration of the primary term, LESSEE shall have the option to extend this lease for a renewal term of twenty
(20) years on terms and provisions as may be agreed to by LESSOR and LESSEE, and thereafter as described in Section 6 below.

2.    CONSIDERATION.

     The parties hereto agree that SAID PROPERTY contains approximately 450,000 square feet of submerged lands or tidelands. During the first five (5) year period, LESSEE covenants and agrees to pay annual rental to LESSOR in the sum of $1,100,000. The parties agree that consideration for this lease is in part predicated on LESSEE developing and operating a single dockside gaming facility licensed by the State of Mississippi which will contain up to 2,228 games, tables and slot machines and up to 71,669 square feet of gaming space as reported to the Gaming Commission. Should LESSEE desire to expand the gaming area within its casino beyond 2,228 games, tables and slot machines, or 71,669 square feet of gaming space, notice shall first be given to LESSOR and a corresponding adjustment to the annual rent shall be made in the event such expansion results in a material increase in the fair market rental value. Payment of the first year's rent shall be made in four (4) installments, with one payment of $275,000 to be made on or before March 31, 1999, and the remaining balance of $825,000 to be paid in three (3) equal installments on or before April 30, 1999, May 31, 1999, and June 30, 1999.

3.    RENT ADJUSTMENT.

     LESSOR shall, at the end of each five year period of the primary and renewal lease terms, determine the annual rental for the following five year period in accordance with MISS. CODE ANN. Sec. 29-I-107(2) or as amended by subsequent legislation. The initial appraisal required by MISS. CODE ANN. Sec. 29-1-107(2) shall be conducted by an appraiser chosen by LESSOR and shall be completed at least six (6) months prior to the end of the current five year period. If LESSEE provides written notice to LESSOR within thirty (30) days after receipt of LESSOR'S appraisal that LESSEE does not agree with the fair market rental value determined by LESSOR'S appraiser, LESSEE shall have the right to select an appraiser to conduct an appraisal of the fair market rental value of SAID PROPERTY. LESSEE'S appraisal shall be completed within sixty (60) days after LESSEE provides the foregoing written notice to LESSOR. If LESSOR'S appraiser and LESSEE'S appraiser cannot agree on the appraised fair market rental value of SAID PROPERTY within thirty (30) days after the completion of LESSEE'S appraisal, LESSOR'S appraiser and LESSEE'S appraiser shall select a third appraiser to conduct an appraisal of the fair market rental value of SAID PROPERTY. The third appraisal shall be completed within sixty (60) days after the third appraiser is selected. The appraised fair market rental value determined by the agreement of any two of the three appraisers shall constitute the appraised fair market rental value for purposes of determining the annual rental for the following five year period in accordance with the MISS. CODE ANN. Sec. 29-1-107(2).

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     LESSOR and LESSEE each agree to use all reasonable efforts to complete the foregoing appraisal process prior to the beginning of the following five year period. If for any reason the foregoing appraisal process is not completed prior to the beginning of the following five year period, LESSOR and LESSEE agree that the interim annual rental for the following five year period shall be the annual rental for the preceding five year period adjusted by the  All  Urban Consumer Price Index-All Items (CPI)  pursuant  to
Miss.  Code  Ann.  Sec.  29-I-107(2).  Upon  completion  of   this
appraisal  process,  if  this  appraisal  process  results  in  an appraised fair market rental in excess of the interim annual rental, LESSEE shall pay to LESSOR such excess within thirty (30) days after the completion of this appraisal process. In the event such appraised fair market rental is less than the interim annual rental, the interim annual rental shall be the annual rental for such five year period.

     LESSOR and LESSEE acknowledge and agree: (a) that SAID PROPERTY is comprised of parcels devoted to three separate uses,
(1)  as a gaming vessel, (2) as a marina and garage overhang,  and
(3) as open water; and (b) that, if and when value is assigned based upon use as a part of the appraisal process required by statute, such separate uses shall be recognized.

     LESSOR and LESSEE further acknowledge and agree that any fair market rental value appraisal which may be used to determine rental amounts will deduct the value of any improvements by the LESSEE which substantially enhance the value of SAID PROPERTY.

     LESSOR and LESSEE further acknowledge and agree that the appraisal of SAID PROPERTY by Jorgenson & Mann, Inc., dated January 20, 1999, shall not be used for any purpose (whether as precedence, support or otherwise) by any appraiser in connection with any subsequent appraisal of SAID PROPERTY.

     Any appraiser selected by LESSOR or by LESSEE shall be a Member of the Appraisal Institute (MAI designation), shall be disinterested and shall have no personal interest or bias with respect to LESSOR or to LESSEE, and shall not be compensated on any basis that is contingent on an action or event resulting from any analysis, opinions or conclusions contained in such appraiser's appraisal.

     LESSOR shall pay for its appraiser, LESSEE shall pay for its appraiser, and LESSOR and LESSEE shall share the cost of the third appraiser equally.

     In the event LESSOR and LESSEE cannot agree on an adjusted rental amount, the lease may be canceled at the option of LESSOR.

4.    PLACE AND TIME OF PAYMENT.

     Subject to Article 2 above, rent shall be payable to the STATE OF MISSISSIPPI and shall be payable annually on or before

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

March 31 of each year to the STATE OF MISSISSIPPI and shall be submitted to the SECRETARY OF STATE or his successor in office, through the Public Lands Division, 401 Mississippi Street, Post Office Box 136, Jackson, Mississippi 39205.

5.   INTEREST PENALTY FOR PAST DUE RENT BALANCES.

     LESSEE shall pay a late charge equal to interest at the rate of twelve percent (12%) per annum from the date due until paid on any lease rentals, fees, or other charges due and payable hereunder, which are not paid within thirty (30) days of their due date.

6.   RIGHT TO RE-LEASE.

     Pursuant to MISS. CODE ANN. 29-1-107, LESSEE is hereby granted the prior right, exclusive of all other persons, to release at the expiration of this lease, as may be agreed upon between LESSEE and LESSOR, so long as LESSEE continues to present satisfactory evidence of LESSEE'S right to occupy the adjacent uplands.

7.   TAXES, SURVEY COSTS, RECORDING FEES.

     LESSEE covenants and agrees to pay any and all ad valorem taxes and special assessments levied by any county or municipality, if ever any there be, applicable to SAID PROPERTY and LESSEE'S interest therein and improvements thereon; further, LESSEE covenants and agrees to pay any and all survey costs and recording fees in connection with this lease or any other reasonable fees so determined by law.

8.   TRANSFERABILITY OF LEASE.

     LESSEE shall NOT sublease, assign, or transfer SAID PROPERTY without the prior written permission of the Secretary of State or his successor, which permission shall not arbitrarily or unreasonably be withheld.

     This restriction shall not apply to any future assignment by LESSEE to a successor organization in a merger, consolidation or similar reorganization, nor shall it apply to an assignment or other transfer to an entity that controls, is controlled by or is under common control with LESSEE. LESSEE agrees to notify LESSOR of any such future assignment or transfer within thirty (30) days of same pursuant to MISS. CODE ANN. 29-1-107(2).

9.    PUBLIC ACCESS ASSURED.

     As a condition of this lease, LESSOR has required that SAID PROPERTY include significant open water which will not be occupied by LESSEE and which is not necessary for LESSEE'S development or operation of a single dockside gaming facility. As a further condition of this lease, LESSOR has required that free public access be maintained with respect to portions of SAID PROPERTY. Accordingly, LESSEE agrees to maintain free public access to the open water portion of SAID PROPERTY during the term of the lease for passage of boats over and across such open water and for surface fishing around the vessel, with no anchoring to the vessel or its moorings permitted. This provision does not grant or permit public access to enter the casino and does not grant or permit public access beneath the vessel or beneath the parking garage. Further, this provision does not grant or permit public access to the marina except with respect to those portions of the marina, if any, designated for use by the public.

     By LESSEE'S entering into this Section 9 and agreeing to maintain the free public access described above, LESSOR acknowledges and understands that LESSEE is not agreeing to assume or accept any responsibility or liability with respect to any such public access afforded hereunder.

10. DEFAULT.

     The parties herein expressly agree that if DEFAULT shall be made in the payment of any tax, assessment or rent due pursuant to this LEASE, after thirty (30) days notice to pay the same, then and in any such event of DEFAULT it shall be lawful for LESSOR to enter upon SAID PROPERTY, or any part thereon, upon LESSOR'S thirty (30) day written notice to LESSEE, either with or without process of law, to reenter and repossess the same, and to distrain for any rent or assessment that may be due thereon, at the election of LESSOR, but nothing herein is to be construed to mean that LESSOR is not permitted to hold LESSEE liable for any unpaid rent or assessment to that time. As to all other conditions, covenants, and obligations imposed on LESSEE herein, enforcement shall be by proceeding at law or in equity against any person violating or attempting to violate said conditions, covenants, and obligations, to restrain violation and to recover damages, if any, including reasonable expenses of litigation and reasonable attorney's fees, as may be awarded by the Court. Such enforcement by proceedings at law or in equity may be instituted at any time after thirty (30) days written notice to LESSEE if the default or violation has not been corrected within that thirty (30) day period. Invalidation of any material provision of this lease by judgment or court order shall, unless agreed otherwise by the parties, operate as an approved cancellation of this lease.

11.    FORFEITURE, DEFAULT OR CANCELLATION.

     LESSEE'S FAILURE to comply with the material provisions of this lease shall result, at the option of LESSOR, in the cancellation of this lease within thirty (30) days after written notice of default is given; provided, however, that if at the end of said 30-day period LESSEE is undertaking a diligent, good faith effort to cure or has notified LESSOR in writing that it is presenting a good faith challenge regarding its failure to comply

(other than failure to pay rent when due), the 30-day period may be extended as agreed between the parties. In the event of any FORFEITURE, DEFAULT OR CANCELLATION of this lease or termination of the term, said LESSEE shall quit, deliver up and surrender possession of SAID PROPERTY, and thereupon this lease and all agreements and covenants on LESSOR'S behalf to be performed and kept, shall cease, terminate and be utterly void, the same as if the lease had not been made. In addition thereof, LESSOR shall be entitled to whatever remedies it may have at law or equity.

     Immediately upon the termination of this lease, whether by FORFEITURE, DEFAULT, or CANCELLATION, LESSOR shall be entitled to take possession of SAID PROPERTY, custom and usage to the contrary notwithstanding. If LESSEE declines or fails to remove the improvements, structures and equipment occupying and erected upon the leased premises within one hundred eighty (180) days after expiration or termination of this lease, such structures and equipment will be deemed forfeited by LESSEE, and may be removed and/or sold by LESSOR after ten (10) days written notice by certified mail addressed to LESSEE. Any costs incurred by LESSOR in the removal of such improvements, structures and equipment shall be paid for from the proceeds of sale of such improvements, structures and equipment. If funds derived from the sale of such improvements, structures and equipment are insufficient to pay costs of removal, LESSOR shall have, and is hereby granted, a lien upon the interest, if any, of LESSEE in adjacent uplands, enforceable in proceedings as provided by law.

12.  RENT NOT REFUNDABLE.

     LESSOR and LESSEE agree that any rent paid during the term of this lease is nonrefundable and LESSEE waives any right or claim it may have to refund of rents paid under the term of this lease.

13.  IMPROVEMENTS.

     LESSEE will construct and maintain all improvements on SAID PROPERTY as shown on Exhibit 1 attached hereto, and LESSEE shall own such improvements, and LESSOR acknowledges that the improvements which presently exist and which are to be constructed on SAID PROPERTY are not the property of LESSOR. LESSEE shall not construct under the terms of this lease any building or pier of any type on adjoining State property.

14.  RESTRICTIONS ON USE.

     LESSEE shall comply with any and all applicable federal, state, county or city laws, statutes, regulations, building codes, building requirements, safety or conservation regulations, fire codes, ordinances, pollution standards, or zoning regulations. LESSEE specifically agrees to comply with the ordinances of the City of Biloxi or to obtain appropriate variances, copies of which will be provided to LESSOR. LESSEE further agrees not to fill or cover more than 66.7% of the surface area of SAID PROPERTY with structures or other improvements of any kind in order to maintain at least one third of the surface area of SAID PROPERTY as open water.

     If LESSEE fails to make permitted use of SAID PROPERTY or abandons SAID PROPERTY, or uses SAID PROPERTY in violation of any applicable law or regulation as aforesaid, this lease may be terminated or canceled by LESSOR after thirty (30) days written notice to LESSEE; provided, however, that if at the end of said 30-day period LESSEE is undertaking a diligent, good faith effort to cure or has notified LESSOR in writing that it is presenting a good faith challenge regarding any such violation or non-permitted use, the 30-day period may be extended as agreed between the parties.

15.    CANCELLATION OF LICENSE.

     Should the Gaming Commission cancel the gaming license pursuant to which the "dockside casino" contemplated by this lease is operated due to LESSEE'S violation of any applicable statute or regulation, said cancellation shall, at the option of the LESSOR, be sufficient grounds for immediate termination of the lease and removal of the casino vessel at the sole expense of LESSEE; provided, however, in the event LESSEE voluntarily surrenders its gaming license and LESSOR and LESSEE mutually agree to a different use, to an appropriate rental and to such other terms as may be appropriate under the circumstances, then this lease will not terminate.

16.    NO CLAIM OF TITLE OR INTEREST.

     LESSEE, in accepting this lease, does hereby agree that no claim of title or interest to SAID PROPERTY shall be made by reason of the occupancy or use thereof, that all title and interest to SAID PROPERTY is vested in the LESSOR. LESSEE further acknowledges and agrees that it is entitled to no rights to adjoining submerged lands or tidelands as a result of this lease.

17.  CATASTROPHIC DESTRUCTION.

     In the event of catastrophic destruction by natural causes of LESSEE'S improvements on SAID PROPERTY, LESSEE may terminate this lease at its option, provided SAID PROPERTY is surrendered in a condition at least equal to that at the inception of this lease; provided that LESSEE shall not be obligated to restore or replace any portion of SAID PROPERTY lost or damaged as a result of the catastrophic destruction by natural causes. LESSOR agrees that it shall interpose no objection should LESSEE decide to rebuild those improvements demolished in such a catastrophe. In such event, LESSEE shall not be required to pay any rent for the period of time between such catastrophic destruction and the commencement of construction. For the period of time after the commencement of construction and until the improvements are rebuilt and the casino reopens, LESSEE shall be required to pay as rent the lowest appraised amount per square foot for open water in effect at the time of such catastrophic destruction. Such lowest appraised amount is currently seven (7) cents per square foot.

18.    DUE DILIGENCE.

     LESSEE shall be responsible for any damages that may be caused to SAID PROPERTY by the activities of LESSEE under this lease, and shall exercise due diligence in the protection of other property of LESSOR in the vicinity thereof against damage or waste from any and all conditions created by LESSEE. LESSEE shall not deposit any refuse on any State property adjoining SAID PROPERTY. Disposition of refuse and waste shall be consistent with local and State health regulations.

19.  INDEMNITY AND HOLD HARMLESS.

     LESSEE agrees to hold and save harmless, protect and indemnify LESSOR, the Secretary of State and his successors, employees, officers and agents, from and against any and all loss, damages, claims, suits or actions at law or equity, judgments and costs, including reasonable attorney's fees, which may arise or grow out of any injury or death of persons or loss or damage to property connected with LESSEE'S exercise of any right granted or conferred hereby, or LESSEE'S use, maintenance, operation or condition of the property herein leased or the activities thereon conducted by LESSEE, whether sustained by LESSEE, his respective agents or employees, or by any other persons, or corporations which seek to hold LESSOR liable.

     In executing this Lease, LESSOR is relying on a survey and/or legal description (see Exhibit 1) provided by the LESSEE. LESSEE expressly assumes all liability for the correctness thereof and expressly agrees to indemnify and save harmless LESSOR, its employees, officers and agents, for all liability, damages
(including damages to land, aquatic life and other natural resources), expenses, causes of actions, suits, claims, costs, fees, including reasonable attorneys' fees and costs, penalties (civil and criminal) or judgments arising out of State's reliance on LESSEE's survey.

20.  QUIET AND PEACEFUL POSSESSION.

     LESSEE shall have quiet and peaceful possession of SAID PROPERTY so long as compliance is made by LESSEE with the terms of this agreement. LESSEE agrees to deliver possession of SAID PROPERTY peaceably and promptly within ten (10) days after the expiration or termination of this lease.

21.    RIGHT OF ENTRY.

     LESSOR reserves the right to enter onto SAID PROPERTY to inspect the premises to determine compliance with the lease terms herein.

22.  PERMITTED USE; CANCELLATION BY LESSEE.

     All property of LESSEE shall be maintained by LESSEE at LESSEE'S expense and in a clean, orderly, healthful, and attractive condition, subject to inspection by LESSOR or his representative at any time. LESSEE shall, at its sole cost and expense, make any and all additions to, repairs, alterations, maintenance, replacements, or changes about and to the LESSEE'S improvements on SAID PROPERTY, which may be required by any public authority affecting the property and its use. It is expressly agreed by and between the parties that LESSEE will not occupy or use, nor permit to be occupied or used, SAID PROPERTY for any unlawful purposes.

     It is specifically agreed that LESSEE will use SAID PROPERTY for a marina and for the docking of a single gaming vessel, as shown on the attached Exhibit 1, to be operated under a Mississippi Gaming License issued to LESSEE as shown in Exhibit 2 attached hereto. LESSEE shall commence permitted use on or before June 30, 1999.

     In the event LESSEE's right to SAID PROPERTY for the operation of a casino is restrained or enjoined by a court of competent jurisdiction, or otherwise legally abrogated or interrupted due to a challenge to the legality of the Mississippi gaming statutes under which the casino is operated or by act of the Mississippi Legislature or the United States Congress, LESSEE shall be entitled to pay reduced rent at the lower appraised value for open water as provided for in Article 17, or LESSEE may, in its sole discretion, terminate this lease immediately, and in the event of such termination, LESSEE's obligation to pay rent shall cease immediately.

     In the event LESSEE voluntarily ceases to use SAID PROPERTY for the permitted use, LESSEE may, at its option, cancel this lease upon one hundred eighty (180) days written notice to LESSOR. In such event LESSEE shall not be obligated to pre-pay rent beyond such 180 day period.

23.  LESSOR NOT RESPONSIBLE.

     LESSEE assumes full responsibility for the condition of the premises and LESSOR shall not be liable or responsible for any damages or injuries caused by any vices or defects therein to LESSEE or to any occupant or to anyone in or on SAID PROPERTY who derives his right to be thereon from LESSEE. LESSEE agrees to maintain the leased premises in good condition, keeping the structures and equipment located thereon in a good state of repair in the interests of public health and safety.

24.  LIABILITY INSURANCE.

     LESSEE shall secure and maintain throughout the term of the lease a liability insurance policy providing coverage in a

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

commercially reasonable amount to be determined by LESSEE, but in no event less than $5,000,000, against accidents, death or bodily injury or loss or damage to property occurring on or in connection to SAID PROPERTY, or LESSEE'S vessel, or arising out of or associated with any activity of LESSEE on SAID PROPERTY. LESSEE shall annually supply a certificate evidencing said insurance to LESSOR.

25.    RESERVATION OF MINERAL RIGHTS.

     LESSEE further covenants and agrees that this lease and interest of LESSEE SHALL NOT include any mineral, oil or gas, coal, lignite, or other subterranean rights WHATSOEVER.

26.  RIGHT TO CANCEL UPON INSOLVENCY OF LESSEE.

     LESSEE covenants and agrees that if an execution or process is levied upon SAID PROPERTY and is not removed within ninety (90) days or if a Petition in Bankruptcy be filed by or against LESSEE in any court of competent jurisdiction, LESSOR shall have the right at its option, to cancel this lease; provided, however, that if a Petition in Bankruptcy is filed by a person other than LESSEE, and payment of rent remains current, LESSOR shall not have the right to cancel this lease under this Section 26 until an Order for Relief has been entered by the bankruptcy court in connection with such petition. LESSEE covenants and agrees that this lease and the interest of LESSEE hereunder shall not, without the written consent of the Secretary of State or his successor first obtained, be subject to garnishment or sale under execution or otherwise in any suit or proceeding which may be brought by or against LESSEE.

27.    WAIVER NOT A DISCHARGE.

     No failure, or successive failures, on the part of LESSOR to enforce any provisions, nor any waiver or successive waivers on its part of any provision herein, shall operate as a discharge thereof or render the same inoperative or impair the right of LESSOR to enforce the same upon any renewal thereof or in the event of subsequent breach or breaches.


28.  CANCELLATION UPON FAILURE TO COMPLY.

     LESSEE'S failure to comply with the provisions of this lease shall result, at the option of LESSOR, in the termination or cancellation of this lease within thirty (30) days after written notice of default is given, unless such default is cured within thirty (30) days of receipt of such notice.

29.  NOTICE.

     All notifications required under the terms of this lease shall be made by U.S. mail, return receipt requested, to the parties at the following addresses:

Secretary of State:         401 Mississippi Street
                            Post Office Box 136
                            Jackson, Mississippi 39205

Beau Rivage Resorts, Inc.:  Attn: Vice President & General Counsel
                            875 Beach Blvd.
                            Biloxi, Mississippi 39530


30.       LAWS OF MISSISSIPPI TO GOVERN.

     This agreement is to be governed by the laws of the STATE OF MISSISSIPPI, both as to interpretation and performance.

31.  PERMITTED TRANSFERS.

     LESSEE may, without the consent of LESSOR, transfer ownership of the vessel to any affiliated or related entity. LESSEE will provide written notice to LESSOR of any such transfer within thirty (30) days after such transfer.

32.  LEASEHOLD MORTGAGEE PROTECTIONS.

     This Section 32 is included to give additional rights to the Leasehold Mortgagee, as defined herein. Unless specifically so stated, the additional rights herein shall not amend the remaining provisions of the lease with regard to the LESSEE, and may not be exercised, claimed or used in any manner by the LESSEE.

     (a) LESSOR does hereby consent to a Leasehold Mortgage. The Leasehold Mortgage will be a lien on the public trust tideland leasehold property interest described herein. The Leasehold Mortgage will not be an encumbrance on the fee interest in the public trust tidelands real property leased from the State of Mississippi, but is limited strictly to a leasehold interest only. Furthermore, it is understood and agreed that in the event the Leasehold Mortgage holder should foreclose, it shall have the right to make a one time assignment of SAID PROPERTY to any financially responsible person licensed by the Mississippi Gaming Commission.

     (b) When a notice of default or termination is to be given to the LESSEE under the terms of this lease, such notice shall also be given to the Leasehold Mortgagee at the address designated by the Leasehold Mortgagee. Leasehold Mortgagee shall designate in writing delivered to LESSOR by United States Mail, postage prepaid, certified mail, an address for notice purposes within thirty (30) days of execution of any such mortgage. Any address so designated shall remain the address for purposes of notice to Leasehold Mortgagee or Mortgagees until Leasehold Mortgagee, in the same manner and by the same means, designates a change in such address. Should there be more than one (1) Leasehold Mortgagee, only one address shall be designated.

     (c) For purposes of this lease, "Leasehold Mortgage" means the deed of trust, mortgage or lien consented to in paragraph (a) above, on this Lease Agreement and/or the LESSEE's leasehold interest under this lease, which shall include facilities constructed or placed on SAID PROPERTY including any vessels, and "Leasehold Mortgagee" shall mean the beneficiary or beneficiaries under the Leasehold Mortgage. Any Leasehold Mortgagee may exercise any of its right hereunder through a designee, nominee, or wholly owned subsidiary.

     (d) Notwithstanding anything to the contrary in this Section or elsewhere in this lease: (1) LESSOR consents to the execution, delivery and recording or filing of the Leasehold Mortgage and the collateral assignment of such Leasehold Mortgage; (2) LESSOR acknowledges that any beneficiary of the Leasehold Mortgage (and/or their representatives or assignees) are Leasehold Mortgagee(s) for all purposes of this lease and no further conditions need to be satisfied for such holder (and/or their representatives or assignees) to be Leasehold Mortgagee.

     (e) If the Leasehold Mortgagee, as such term is hereinabove defined, shall forward to LESSOR a copy of the Leasehold Mortgage together with a written notice setting forth its name and address, then any such copy of said mortgage and any such notice shall be deemed also to have been forwarded to any successor to LESSOR's interest in SAID PROPERTY and until the time, if any, that said mortgage shall be satisfied of record or said Leasehold Mortgagee shall give LESSOR written notice that said mortgage has been satisfied, and further, LESSOR agrees and acknowledges as follows for the benefit of the Leasehold Mortgagee (all of which agreements and covenants shall be cumulative, so that if a Leasehold Mortgagee exercises rights or remedies under any one of the following paragraphs the same shall not be deemed an election of remedies and the Leasehold Mortgagee shall continue to have all other rights and remedies provided for below):

     (1) LESSOR shall not accept any voluntary cancellation, surrender, termination or abandonment of this lease by LESSEE and no modification or amendment of this lease shall be binding upon the Leasehold Mortgagee or affect the lien of the Leasehold
Mortgage  if  done  without the written consent of  the  Leasehold
Mortgagee.

     (2) If LESSOR shall give any notice, demand or election (hereafter in this paragraph collectively referred to as "notices") to LESSEE hereunder, LESSOR shall at the same time send a copy of such notice by United States Mail, postage prepaid, certified mail, to the Leasehold Mortgagee, and the giving of such notice shall be deemed complete upon the date the United States mail certifies that notice was delivered to the Leasehold Mortgagee. No notice given by LESSOR to LESSEE shall be binding upon or affect the Leasehold Mortgagee unless a copy of said notice shall be delivered as provided herein to said Leasehold Mortgagee. In the case of any assignment of the mortgage or mortgages held by it or change in address of any Leasehold Mortgagee, said assignee of Leasehold Mortgagee, by written notice by United States Mail, postage prepaid, certified mail, to LESSOR, may change the name of said Leasehold Mortgagee and/or the address to which such copies of notices are to be sent by notice to LESSOR.

     (3) Notwithstanding anything to the contrary herein, the Leasehold Mortgagee shall have the right to perform any term, covenant, condition or agreement of this lease to be performed by LESSEE (excluding any covenant, condition or term in which the performance thereof would require a gaming license) and to remedy any default by LESSEE hereunder, and LESSOR shall accept such performance by the Leasehold Mortgagee with the same force and effect as if furnished by LESSEE. However, should Leasehold Mortgagee exercise its rights under this provision, it will indemnify and hold LESSOR harmless from and against any and all loss, costs, liability and expense (including reasonable attorneys' fees) resulting from such action to the extent and so long as LESSOR's actions are pursuant to and in compliance with instructions from the Leasehold Mortgagee.

     (4) If LESSOR shall give a notice by United States Mail, postage prepaid, certified mail, of a default by LESSEE under this lease and if such default shall not be remedied within any applicable grace period and LESSOR shall become entitled to re-enter SAID PROPERTY or terminate this lease, then, before re-entering SAID PROPERTY or terminating this lease, LESSOR shall give the Leasehold Mortgagee not less than thirty (30) days additional written notice of the default and shall allow the Leasehold Mortgagee such additional thirty (30) days within which to cure the default, or, in the case of a default (other than a default in the payment of any rent or other sum of money under this lease) which cannot in the exercise of diligence be cured within said thirty (30) day period, shall allow the Leasehold Mortgagee such additional thirty (30) days to commence the curing of the default, in which event LESSOR shall not re-enter SAID PROPERTY or terminate this lease, so long as the Leasehold Mortgagee, or LESSEE, is diligently and in good faith engaged in curing default, so long as all payments under this lease remain current as described in this lease during the additional time to cure.

     (5) LESSEE may delegate irrevocably to the Leasehold Mortgagee the authority to exercise any or all of LESSEE's rights hereunder (including without limitation the authority to exercise any option to extend or renew the term hereof), but no such delegation shall be binding upon LESSOR unless and until either LESSEE or the Leasehold Mortgagee shall give to LESSOR a true copy by United States Mail, postage prepaid, certified mail, of a written instrument effecting such delegation and indemnifying LESSOR for any dispute between LESSOR and Leasehold Mortgagee relating to such delegation or any conflicting claims as between LESSEE and Leasehold Mortgagee so long as LESSOR's actions are in compliance with and pursuant to instructions from the Leasehold
Mortgagee. For the purpose of exercising such rights, Leasehold Mortgagee shall, for the purposes of this lease, be deemed to be the LESSEE. However, LESSEE shall remain entitled to receive the notices provided for under this lease.

     (f) If LESSOR terminates this lease, then LESSOR will notify the Leasehold Mortgagee of such termination (a "Termination Notice"), which notice shall set forth all sums due to LESSOR under this lease, and upon the written request of the Leasehold Mortgagee, LESSOR will enter into a new lease of SAID PROPERTY with the Leasehold Mortgagee for the remainder of this lease term, effective as of the date of such termination, at the rent and additional rent and upon the terms, provisions, covenants and agreements herein contained (including, without limitation, all rights, options, or privileges to extend or renew the term hereof) provided:

     (1) the Leasehold Mortgagee shall request LESSOR for such a new lease within thirty (30) days after the date of the Termination Notice and such written request by United States Mail, postage prepaid, certified mail, is accompanied by payment to LESSOR of all sums then due to LESSOR under this lease as described in the Termination Notice;

     (2) the Leasehold Mortgagee shall pay to LESSOR, at the time of the execution and delivery of said new lease, any and all reasonable expenses, including legal and attorneys' fees, to which the LESSOR shall have been subjected by reason of such termination; and

     (3) the Leasehold Mortgagee shall, on or before execution and delivery of said new lease, perform and observe all the other covenants and conditions on LESSEE's part to be performed and observed to the extent that LESSEE shall have failed to perform and observe the same, except that (a) with respect to any default which cannot be cured by the Leasehold Mortgagee until it obtains possession of SAID PROPERTY, the Leasehold Mortgagee shall have a reasonable time after the Leasehold Mortgagee obtains possession, to cure such default, provided the Leasehold Mortgagee shall first agree in writing to proceed diligently to remedy said default after it obtains possession of SAID PROPERTY and shall in fact proceed diligently and in good faith to do so and shall in fact so do, and (b) in no event shall the Leasehold Mortgagee be required to cure a default related to bankruptcy, insolvency, a prohibited transfer, failure to deliver financial information relating to LESSEE (to the extent, if any, that any of the foregoing actually constitute(s) a non-monetary default under this lease), and any other non-monetary default that by its nature relates only to LESSEE or its affiliates or can reasonably be performed only by LESSEE or its affiliates. Upon execution and delivery of such new lease, any subleases which may have theretofore been assigned and transferred to LESSOR shall thereupon be assigned and transferred by LESSOR to the new lessee. During the period from the date of the termination of this lease until the date the term of the new lease commences, LESSOR shall not terminate any sublease or seek to recover possession of any sublet space without permission of the Leasehold Mortgagee, except that LESSOR may elect to do so by reason of a default (beyond any applicable notice or grace periods) by any subtenant under the terms, covenants or conditions on such subtenant's part to be performed or complied with pursuant to such sublease.

     (g) Any new lease entered into pursuant to this lease shall be in recordable form. Notice is hereby given to any intervening claimants that such new lease shall be superior to all rights, liens and interests intervening between the date of this lease and the date of such new lease period. Such new lease shall be free of all rights of the originally named LESSEE hereunder. The provisions of the immediately preceding sentence shall be self-executing. LESSOR, however, does not in any way assure, guarantee or warrant that said new lease shall be superior under applicable law and therein granted a priority status.

     (h)    Upon written request of LESSEE or of the Leasehold
Mortgagee, LESSOR will:

     (1) deliver to them or any of them a separate written instrument signed and acknowledged by LESSOR setting forth and confirming the provisions of this lease;

     (2) acknowledge to them or any of them in writing the receipt by LESSOR of any notice or instrument received by the LESSOR pursuant to the provisions of this lease.

     (i) To the best of the ability of the LESSOR, when a new lease is entered into with the Leasehold Mortgagee or its designee (such holder or designee being herein called the "Acquiring Holder" and the leasehold mortgage of such Acquiring Holder being herein called the "Acquiring Holder's Leasehold Mortgage"), the liens on and estates and other interests in SAID PROPERTY or this lease of all persons holding directly or indirectly under or through LESSEE (including the Acquiring Holder's Leasehold Mortgage), other than liens, estates and interests which are subordinate to the Acquiring Holders Leasehold Mortgage, shall immediately and without documentation continue in effect, attach to the new lease and be reinstated as to each other to the same extent, and in the same manner, order and priority, as if (1) the new lease were this lease, (2) this lease had not been terminated and (3) the Acquiring Holder had acquired the leasehold estate under this lease by assignment on the date the term of the new lease commences. For the purposes of the preceding sentences, each lien, estate or interest which could have been extinguished by the foreclosure of the Acquiring Holder's Leasehold Mortgage shall be deemed to be subordinate to the Acquiring Holder's Leasehold Mortgage.

     (j) Notwithstanding anything in this lease to the contrary, the Leasehold Mortgagee shall be entitled to participate in any proceedings relating to any condemnation of all or part of this lease or the leasehold interest created by this lease. In both a partial and total taking, any award paid with respect to this lease or the Leasehold Interest created by this lease shall first be applied to pay off in full, the indebtedness secured by the Leasehold Mortgage. Notwithstanding the foregoing, in the event of a partial condemnation, and with the consent of the Leasehold Mortgagee, any condemnation proceeds may be applied instead to restore the portion of SAID PROPERTY not condemned pursuant to disbursement procedures deemed appropriate by the Leasehold Mortgagee.

     (k) Notwithstanding anything in this lease to the contrary, all proceeds of fire and other hazard insurance policies shall be delivered to the Leasehold Mortgagee, if any. Such insurance proceeds shall be applied flat to pay off in full, in order of priority, the indebtedness secured by the Leasehold Mortgage, or as otherwise provided in the senior Leasehold Mortgage. The Leasehold Mortgagees are hereby empowered to participate in any settlement, arbitration or proceeding involving such a casualty.

     (1) The Leasehold Mortgagee shall have the right, by giving notice in writing by United States Mail, postage prepaid, certified mail, to LESSOR, to irrevocably and exclusively delegate any rights and remedies granted by this lease to the Leasehold Mortgage to any collateral assignee of the Leasehold Mortgagee's Leasehold Mortgage. Such collateral assignee shall be entitled to all the same rights, benefits, privileges, protections and notices as would apply to the Leasehold Mortgagee. In the event of any conflicting claims between the Leasehold Mortgagee and a collateral assignee of such Leasehold Mortgagee's Leasehold Mortgage, LESSOR shall honor the claims of the collateral assignee (to the exclusion of the claims of the Leasehold Mortgagee), provided that such collateral assignee agrees to indemnify LESSOR and hold LESSOR harmless from and against any and all loss, cost, liability and expense (including reasonable attorneys' fees) arising from any litigation or other dispute between such collateral assignee and the Leasehold Mortgagee from which its rights derive.

     (m) Within fifteen days after written request therefor from the Leasehold Mortgagee, LESSOR shall deliver to the Leasehold

Mortgagee a certificate signed by LESSOR in form reasonably designated by the Leasehold Mortgagee, certifying as to: (1) the rent payable under this lease; (2) the term of this lease and the status of LESSEE's extension rights, if any, (3) the nature of any known defaults by LESSEE alleged by LESSOR; and (4) any other matters reasonably requested by the Leasehold Mortgagee.

     (n) Should Leasehold Mortgagee for any reason take possession of SAID PROPERTY, it shall be subject to and comply fully with all of the provisions and conditions of this lease which would bind the LESSEE, but only for so long as the Leasehold Mortgagee has not assigned its interest under the lease or abandoned SAID PROPERTY.

     (o) The LESSOR agrees that the rights hereunder of Leasehold Mortgagee shall be exercisable by such Leasehold Mortgagee in the order of the priority of lien or other security interest of their respective Leasehold Mortgage, but it shall not be the duty or obligation of the LESSOR to assure compliance with this provision.

     (p) LESSOR consents to any exercise of remedies by any Leasehold Mortgagee including acceptance of an assignment, deed or other conveyance in lieu of foreclosure.

     (q) Any notice which LESSOR is required to give to any Leasehold Mortgagee hereunder shall be deemed to have been given when the United States Postal Service certifies that such notice was delivered to the Leasehold Mortgagee at the address specified in this lease or at such other address as may be specified from time to time by the Leasehold Mortgagee.

   IN WITNESS WHEREOF, this lease is executed by LESSOR and LESSEE, this the 4th day of February, 1999.


                                   LESSOR:

                                   STATE OF MISSISSIPPI
                                   ERIC CLARK
                                   SECRETARY OF STATE

                                   BY:  GERALD McWHORTER
                                        GERALD McWHORTER
                                        ASSISTANT SECRETARY OF
                                        STATE FOR PUBLIC LANDS

                                   LESSEE:

                                   BEAU RIVAGE RESORTS, INC.

                                   BY:    BARRY A. SHIER
                                   TITLE: CHIEF EXECUTIVE OFFICER

APPROVED BY THE GOVERNOR of the State of Mississippi on the 11th day of February, 1999.

                                   KIRK FORDICE
                                   GOVERNOR

STATE OF MISSISSIPPI

COUNTY OF HINDS

     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for said county and state, on this 11th day of February, 1999, within my jurisdiction the within named KIRK FORDICE, personally known to me to be the GOVERNOR of the STATE OF MISSISSIPPI, who acknowledged that he executed the above and foregoing LEASE AGREEMENT as the act and deed of said GOVERNOR for and on behalf of the STATE OF MISSISSIPPI, on the date and for the purposes therein stated, being first duly authorized to so do.

                                   BETHANY J. BRYANT
                                   NOTARY PUBLIC
My Commission Expires:
Notary Public State of Mississippi At Large
My Commission Expires May 14, 2000
Bonded Thru Heiden Marchetti, Inc.

STATE OF MISSISSIPPI

COUNTY OF HINDS

     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for said county and state, on this 8th day of February, 1999, within my jurisdiction the within named GERALD McWHORTER, personally known to me to be the ASSISTANT SECRETARY OF STATE FOR PUBLIC LANDS of the STATE OF MISSISSIPPI, who acknowledged that he executed the above and foregoing LEASE AGREEMENT as the act and deed of said ASSISTANT SECRETARY OF STATE for and on behalf of the STATE OF MISSISSIPPI, on the date and for the purposes therein stated, being first duly authorized to so do.
                                        LINDA A. SMITH
                                        NOTARY PUBLIC

My Commission Expires:
Mississippi Statewide Notary Public
My Commission Expires May 28, 1999
Bonded Thru Stegall Notary Service

STATE OF MISSISSIPPI

COUNTY OF HARRISON

     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the said county and state, on this 4th day of February,

1999, within my jurisdiction, the within named Barry Shier, who acknowledged that he/she is Chief Executive Officer of BEAU RIVAGE RESORTS, INC., a Mississippi corporation, and that for and on behalf of said corporation, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

My Commission Expires:               SHELIA M. ALEXANDER
        2-24-99                          NOTARY PUBLIC